     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 1999
                                            REGISTRATION NO. 333-_______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------

                                NUTRACEUTIX, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                                         91-1689591
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                        --------------------------------

                                NUTRACEUTIX, INC.
                         1995 AMENDED STOCK OPTION PLAN
                            (Full Title of the Plan)

                         William D. St. John, President
                                Nutraceutix, Inc.
                            8340 - 154th Avenue N.E.
                            Redmond, Washington 98052
                                 (425) 883-9518
            (Name, Address and Telephone Number of Agent for Service)

                        --------------------------------

                                    COPY TO:
                               Bruce A. Robertson
                            GARVEY, SCHUBERT & BARER
                         1191 Second Avenue, 18th Floor
                         Seattle, Washington 98101-2939
                                 (206) 464-3939

                        --------------------------------

                                CALCULATION OF REGISTRATION FEE
====================================================================================================
 Title of securities     Amount to be     Proposed maximum   Proposed maximum
  to be registered      registered (1)     offering price       aggregate              Amount of
                                           per share (2)     offering price (2)     registration fee
----------------------------------------------------------------------------------------------------

Common Stock, $.001       2,982,000         $0.468            $1,395,576               $387.97
par value per share
====================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Nutraceutix, Inc. 1995 Amended Stock Option Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and is based on the average of the bid and asked price as of May 21, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

ITEM 2. REGISTRANT INFORMATION

        The information required by Items 1 and 2 of Part I is included in the documents sent or given to participants.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents of Nutraceutix, Inc. (the "Company") previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 (filed on March 31, 1999).

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the above reference to the Company's Annual Report on Form 10-KSB.

        (c) The description of the Company's Common Stock contained in the Registration Statement on Form 10-SB filed on July 27, 1998 (Registration No. 000-24693), including all amendments and reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such actions and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

        The Company's Certificate of Incorporation and Bylaws contain provisions limiting or eliminating the liability of directors and officers of the Company to the fullest extent permitted by the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

Exhibit
Number  Description
------  -----------

4.1     Amendment No. 1 to Nutraceutix, Inc. 1995 Stock Option Plan and
        Nutraceutix, Inc. 1995 Amended Stock Option Plan*

5.1     Opinion of Garvey, Schubert & Barer regarding legality of the Common
        Stock being registered

23.1    Consent of Grant Thornton, LLP, Independent Certified Public Accountants

23.2    Consent of Garvey, Schubert & Barer (included in opinion filed as
        Exhibit 5.1)

24.1    Power of Attorney of Herbert L. Lucas

24.2    Power of Attorney of Arthur S. Pearson

24.3    Power of Attorney of Carl W. Schafer

24.4    Power of Attorney of Daniel B. Ward

* Incorporated by reference to the Registration Statement on Form 10-SB (Reg. No. 000-24693) filed by the Company on July 27, 1998.

ITEM 9. UNDERTAKINGS

A.      The undersigned hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 25th day of May, 1999.

                                        NUTRACEUTIX, INC.


                                        By: /s/      William St. John
                                           -------------------------------------
                                               William St. John

                                        Its:   President, Chairman of the Board


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 25th day of May, 1999.

SIGNATURE                                     TITLE



/s/       William D. St. John                 President, Chairman of the Board
-------------------------------------
William D. St. John                           (Principal Executive Officer)



/s/       Steven H. Moger                     Vice President of Operations
-------------------------------------
Steven H. Moger                               (Principal Financial and Accounting
                                              Officer)


*/s/      Herbert L. Lucas
-------------------------------------
   Herbert L. Lucas                           Director



*/s/      Arthur S. Pearson
-------------------------------------
   Arthur S. Pearson                          Director



*/s/      Carl W. Schafer
-------------------------------------
   Carl W. Schafer                            Director



*/s/      Daniel B. Ward
-------------------------------------
   Daniel B. Ward                             Director



/s/       William D. St. John
-------------------------------------
William D. St. John, Attorney in Fact         Director


                                INDEX TO EXHIBITS

Exhibit
Number  Description

4.1     Amendment No. 1 to Nutraceutix, Inc 1995 Stock Option Plan and
        Nutraceutix, Inc. 1995 Amended Stock Option Plan (Incorporated by reference to the Registration Statement on Form 10-SB (Reg. No.
        000-24693) filed by the Company on July 27, 1998)

5.1     Opinion of Garvey, Schubert & Barer regarding legality of the Common
        Stock being registered

23.1    Consent of Grant Thornton LLP, Independent Certified Public Accountants

23.2    Consent of Garvey, Schubert & Barer (included in opinion filed as
        Exhibit 5.1)

24.1    Power of Attorney of Herbert L. Lucas

24.2    Power of Attorney of Arthur S. Pearson

24.3    Power of Attorney of Carl W. Schafer

24.4    Power of Attorney of Daniel B. Ward